DATED 29 JULY 1997








                          (1)      LUCAS Automation and Control Engineering GmbH

                          (2)      ASSEMBLY TECHNOLOGIE & AUTOMATION GMBH

                          (3)      LUCAS Industries plc






                                A G R E E M E N T


                                 relating to the

                    Sale and Purchase of the German Assets of

                          Lucas Assembly & Test Systems









BOESEBECK DROSTE
Rechtsanwalte
Berliner Allee 48
40212 Dusseldorf
Tel. 0211-13680
Fax 0211-324439

                                    CONTENTS


1.   Definitions
2.   Sale of the Activity
3.   Transfer of the Assets
4.   The Consideration
5.   Further Assurance and the Contracts
6.   Debtors
7.   The Transferring Employees
8.   Costs and Expenses
9.   Warranties
10.  Indemnity and Liabilities
11.  Product Liability and Product Warranty
12.  Post Completion Covenants
13.  Licence of Licensed Intellectual Property
14.  Risk
15.  Exclusions
16.  Condition Precedent
17.  Merger Control
18.  Continuing Services and Subrent
19.  Inspection of Documents
20.  Assignment Prohibited
21.  Survival of Certain Provisions
22.  Governing Law
23.  Counterparts
24.  Severability
25.  Notices and other Communications
26.  No Third Party Benefits
27.  Modification
28.  Waiver of Provisions

SCHEDULE 1   The Leased Assets
SCHEDULE 2   The Plant, Machinery and Equipment
SCHEDULE 3   The Property
SCHEDULE 4   Transferring Employees
SCHEDULE 5   Intellectual Property Agreements
SCHEDULE 6   Assignment of Debtors
SCHEDULE 7   Bonds, Guarantees and Indemnities
SCHEDULE 8   Memoranda of Understanding
SCHEDULE 9   Competing Activities

THIS AGREEMENT is made on 29 July 1997

BETWEEN

(1) THE VENDOR LUCAS Automation and Control Engineering GmbH, Karl-Mand-Strasse 2a, 56070 Koblenz, Germany, registered with the Commercial Register of the County Court of Koblenz under registration number HRB 5258

(2) THE PURCHASER ASSEMBLY TECHNOLOGIE & AUTOMATION GMBH whose registered office is at Karl-Mand-Strasse 2, 56070 Koblenz-Rheinhafen

(3) LUCAS Industries plc, whose registered office is at Stratford, Solihull B90 4LA, England


RECITALS

(A) The Vendor carries on the Activity at the Property (as each such expression is defined below)

(B) Members of the Lucas Group (as defined below) carry on businesses similar to that of the Activity in England and the United States of America.

(C) Members of the Lucas Group are to sell the businesses referred to in (B) above to the Purchaser or members of the Purchaser's Group (as defined below) on terms similar to those contained in this Agreement.

(D) The Vendor has agreed to sell the Activity and the Assets (as defined below) to the Purchaser on the terms and conditions hereinafter appearing and in the Umbrella Agreement (as defined below).

(E) Lucas Industries plc enters into this Agreement for giving jointly with the Vendor the restrictive covenants in addition to the Vendor

(F) The Umbrella Agreement regulates the terms and conditions on which the Activity and the businesses referred to in (B) above are to be sold.

NOW THIS AGREEMENT WITNESSES as follows:-


1.   DEFINITIONS

     In this Agreement (which expression shall include the Recitals of and Schedules to this Agreement) except where inconsistent with the subject matter or context:-

     1.1 The following words and expressions shall bear the following meanings respectively:-

          "the Accruals"                Any liability of the Vendor  relating to
                                        the Activity which falls to be settled after the Completion Date in the course of carrying on the Activity in respect of a period of time which commences before the Completion Date and ends after such Date

          "the Activity"                The  business  of the design manufacture
                                        and  implementation of assembly line and
                                        testing   equipment   with    associated
                                        materials handling and production con-trol systems (and the provision of ser-vices related thereto) primarily for the automotive components industry carried on by the Vendor at or from the Property

          "the Amounts Recoverable      Any and  all amounts recoverable  on the
          on Contracts"                 Customer  Contracts in  accordance  with
                                        their respective terms together with the work-in-progress which is the subject of the Customer Contract in question in respect of which the amount is recoverable, as at the Completion Date

          "the Assets"                  The  assets specified  in clause 2.1 and
                                        the  Intellectual Property  and the Know
                                        How

          "Assumed Liabilities"         The obligations  and  liabilities  to be
                                        assumed by the Purchaser as described in clause 10.1

          "Bids" Any and all bids or tenders for the sale of goods or services of the Activity which are open as at the Completion Date

          "Business Unit"               Any part of a member of the  Lucas Group
                                        or the  activities  of such a  member in
                                        either case in respect of which separate
                                        management   accounts  have  customarily
                                        been prepared by the Lucas Group or the relevant member

          "Competitor"                  Any of  the  following companies  or any
                                        Subsidiary or Holding Company of any of them or any other Subsidiary of such Holding Company, namely:-

                                        Aixin  Seiki Co.  Limited,  Robert

                                        Bosch  GmbH,   GM's  Delphi   Automotive
                                        Systems, ITT  Industries,   Nippondenso,
                                        Siemens, Stanadyne,   Zexel, Sundstrand,
                                        Parker  Hannifin,  Allied Signal,  Moog,
                                        Hamilton Standard,  Rolls-Royce,  Valeo,
                                        Delco, Motorola and Denso

          "Completed Contract"          Any  contract  or  arrangement   for the
                                        supply  of  goods  or   services  by the
                                        Vendor or any previous owner of the Activity in relation to the Activity:-

                                        (i)  pursuant  to  which  the  supply of
                                        the relevant   goods   or  services  was
                                        completed    within    the   two   years
                                        immediately   preceding  the  Completion
                                        Date  and   in  respect  of   which  any
                                        warranty,   guarantee,   maintenance  or
                                        similar  obligation,  liability  or com-
                                        mitment  (a  "Warranty")  given  by  the
                                        Vendor (or such  previous owner) remains
                                        outstanding   and   has  not  expired by
                                        the Completion Date; or

                                        (ii) pursuant to which the supply of the relevant goods or services has been completed and under which the customer has prior to the Completion Date made a claim under any Warranty relating to such goods or services

          "Completion"                  Completion of the Umbrella Agreement and
                                        the English  Sale Agreement  (as defined
                                        in the  Umbrella Agreement)  and  the US
                                        Sale   Agreement   (as  defined  in  the
                                        Umbrella  Agreement) and "the Completion
                                        Date" shall be construed in the same manner as in the English Sale Agreement
                                        (as so defined)

          "the Consideration"           The  consideration for the Assets hereby
                                        agreed to be sold as determined in accordance with the Umbrella Agreement

          "the Contracts"               Any  and  all   current  contracts   and
                                        arrangements of the Vendor or any member
                                        of the Lucas Group  (including,  without
                                        limitation, current contracts assumed by
                                        the Vendor  or any  other  member of the
                                        Lucas Group to which any  previous owner
                                        of  the   Activity  is  party)  relating
                                        wholly  to the  Activity  (or where  any
                                        current  contracts  and arrangements  of
                                        the  Vendor  or any  other member of the
                                        Lucas Group  relate  in part only to the
                                        Activity  then such part shall be deemed
                                        to be  included  within  the definition)
                                        entered into before
                                        the Completion Date (including,  without
                                        limitation,  the Customer Contracts, the
                                        Supplier Contracts,  and the  agreements
                                        relating to the Leased Assets) and which
                                        then remain (in whole or in part)  to be
                                        performed  by the  Vendor,  or any other
                                        member  of the  Lucas Group,  including,
                                        without  limitation,  the Completed Con-
                                        tracts  and  those  contracts  where any
                                        warranty,   guarantee,   maintenance  or
                                        other similar obligations, liability or commitment remains to be carried out by any member of the Lucas Group, or where any payment obligations of any member of the Lucas Group have not been satisfied provided always that this definition excludes:-

                                        (i)   contracts or  arrangements  to the
                                        extent  they  relate   to  the  Excluded
                                        Assets  or  to the Excluded  Liabilities
                                        (other  than  the  Excluded  Liabilities
                                        referred   to   in  clauses  10.2.9  and
                                        10.2.10);

                                        (ii)  Group Sharing Arrangements; and

                                        (iii) contracts of employment of any employees of any member of the Lucas Group

          "control"                     The possession,  direct or indirect,  of
                                        the  power   to  direct   or  cause  the
                                        direction    of  the   management    and
                                        policies of a company, whether through the ownership of voting securities, by contract or otherwise

          "the Creditors"               The book  and  other  debts owing by the
                                        Vendor in connection  with the  Activity
                                        to  or in respect  of  trade  creditors,
                                        trade   bills  payable   and  any  other
                                        amounts  to  creditors  of the Vendor in
                                        respect   of   the    Activity   at  the
                                        Completion Date (and whether or not then
                                        due  and  payable)   including   without
                                        limitation:

                                        (i)   the Accruals;

                                        (ii)  any amounts owed by the Vendor  to
                                        any  member   of  the  Lucas  Group   in
                                        respect  of  the  Activity   or  by  the
                                        Activity  to another  Business Unit  (in
                                        each   and  any  such  case  on  current
                                        account)  but excluding  (for the avoid-
                                        ance  of  doubt)   any   Lucas  Internal
                                        Funding, and

                                        (iii) any amounts owing to creditors under the Group Sharing Arrangements to the extent they relate to the Activity

          "the Customer Contracts"      Any and all uncompleted  purchase orders
                                        from customers which were accepted by the Vendor prior to the Completion Date which relate to the Activity and which then remain to be performed in whole or in part

          "the Debtors"                 The book  and  other debts  owing to the
                                        Vendor in  connection  with the Activity
                                        by or in respect of trade  debtors,  and
                                        any other amounts owing to the Vendor by
                                        debtors in connection  with the Activity
                                        at the  Completion Date  (whether or not
                                        then due and payable)  including without
                                        limitation   any  amounts  owed  by  any
                                        member of the Lucas Group to the  Vendor
                                        in  respect  of the Activity  or owed to
                                        the  Activity  by another  Business Unit
                                        (in  each and any  such  case on current
                                        account)   but    excluding   (for   the
                                        avoidance  of doubt)  any Lucas Internal
                                        Funding

          "the Disclosure Letter"       has the meaning given to that expression
                                        in the Umbrella Agreement

          "DTI Competitor"              Any of  the  following companies  or any
                                        Subsidiary or Holding

                                        Company of any  of  them  or  any  other
                                        Subsidiary   of  such  Holding  Company,
                                        namely:-

                                        Giddings   &   Lewis,   Thyssen,  Bosch,
                                        Western   Atlas,    B&K,   Elcon,   ABB,
                                        Ingersoll  Rand,   Mohwald,  Meidenscha,
                                        Mecclec, Stiwa, Teim Techneck and Knoell

          "the Excluded Assets"         The assets,  rights, claims and benefits
                                        excluded from the sale to the Purchaser as set out in clause 2.5

          "the Excluded Liabilities"    The liabilities  to be  retained  by the
                                        Vendor as set out in clause 10.2

          "Final Completion Statement"  shall  have  the  meaning given  to that expression in the Umbrella Agreement

          "the Goodwill"                The goodwill of the Vendor in connection
                                        with the Activity

          "Group Sharing Arrangements"  Any and  all contracts  or  arrangements
                                        relating   to  the supply  of  goods  or
                                        services to the Vendor in respect of the Activity and the supply of the same or similar goods or services to another member of the Lucas Group or another Business Unit from the same supplier, but excluding the Master Lease

          "the Guarantor"               DT Industries, Inc. of Corporate Centre,
                                        Suite  2-300,    1949   East   Sunshine,
                                        Springfield, MO 65804

          "Holding Company"             Holding  Company  as defined  in Section
                                        736 of the Companies Act 1985

          "Intellectual Property        The  licenses   briefly   described   in
          Agreements"                   Schedule 5 in  the  agreed  terms  which
                                        are to be entered into on Completion

          "Know How"                    All  inventions,  designs,   techniques,
                                        formulas,    technical   drawings    and
                                        specifications,      market     studies,
                                        consultants'     reports,    competitive
                                        samples, engineering  prototypes,  trade
                                        secrets,  secret   processes  and  other
                                        confidential information which are owned by the Lucas Group and which:-

                                        (i)   relates   exclusively    to    the
                                        Activity and which are not used by any other member of the Lucas Group or any Business Unit other than the Activity; or

                                        (ii)  are to be licensed  to  the  Lucas
                                        Group   at   or   following   Completion
                                        pursuant    to   the    terms    of  the
                                        Intellectual Property Agreements,

                                        but excluding any of the same
                                        which  are  expressly  retained  by  any
                                        member of  the  Lucas  Group  under  the
                                        LAO  Agreement   or   the   Intellectual
                                        Property  Agreements  or  sold  pursuant
                                        to the English Sale  Agreement or the US
                                        Sale   Agreement   (as  defined  in  the
                                        Umbrella  Agreement) and  excluding  the
                                        Unregistered Intellectual Property

          "the LAO Agreement"           The  agreement   in  the  Agreed   Terms
                                        between Lucas Limited  trading as "Lucas
                                        Aftermarket  Operations"   and  Assembly
                                        Technology & Test  Limited  relating  to
                                        the   relationship  which   will   exist
                                        between those parties after Completion

          "the Leased Assets"           Those  assets  not  owned  by the Vendor
                                        which are used in the Activity which are the subject of hire or hire purchase or leasing agreements brief particulars of which assets and agreements are listed in Schedule 1

          "Licence"                     The licence of the Licensed Intellectual
                                        Property granted  by the  Vendor  to the
                                        Purchaser  on  Completion   pursuant  to
                                        clause 13

          "Licensed Intellectual        The unregistered trade marks,

          Property"                     design rights, copyrights,  know how and
                                        other intellectual property rights which are owned by the Lucas Group and which:

                                        (i)   do not relate  exclusively  to the
                                        Activity   in  that  they  are  used  by
                                        another member of the Lucas Group or any Business Unit but immediately prior to Completion have to some extent also been used by the Vendor in connection with the Activity; and

                                        (ii)  the Purchaser will require use  of
                                        in order to carry on the Activity in the same manner after Completion as that carried on by the Vendor immediately prior to Completion; and

                                        (iii) are not the subject matter of the Intellectual Property Agreements or the LAO Agreement

          "Lucas Aftermarket            Lucas Limited trading  as  "Lucas After-
          Operations"                   market Operations"

          "the Lucas Central Treasury"  The  Lucas  Automotive   GmbH   Treasury
                                        Department,    Carl-Spaeter-Strasse   8,
                                        56070 Koblenz

          "the Lucas Group"             Lucas Varity  and any company which is a
                                        Subsidiary or Subsidiary

                                        Undertaking of Lucas Varity for the time being and from time to time

          "Lucas Internal Funding"      All monies  due to or from the  Activity
                                        from  or to the  Lucas  Central Treasury
                                        which  is   either   quasi  capital   or
                                        otherwise owed on capital account or which had the Lucas Central Treasury been a bank would have amounted to an overdraft

          "LucasVarity"                 LucasVarity   plc,   registered   number
                                        3207774

          "Master Lease"                The Master Hiring Agreement (Number 139)
                                        dated 17 February  1997 and made between
                                        (1)  Lucas  Deutschland GmbH,  (2) Lucas
                                        Automotive  GmbH,  (3)  LACE  GmbH,  (4)
                                        Lucas Kfz  Ausrustung GmbH and (5) Lease
                                        Plan Deutschland GmbH relating to (inter alia) the vehicles listed in Schedule 1

          "MOUs" The Memoranda of Understanding entered into by the Vendor or any other member of the Lucas Group in respect of the Activity including without limitation those listed in Schedule 8

          "Net Current Assets Value"    shall have  the  meaning  given  to that
                                        expression in the Umbrella Agreement

          "the Plant, Machinery         The   fixed  and   moveable   plant  and
          and Equipment"                machinery,  tooling  computer  equipment
                                        and equipment (including vehicles) owned
                                        by the Vendor with an  original cost per
                                        item  in  excess  of (pound)5,000  which
                                        is/are used in  the Activity  and  which
                                        are listed in Schedule 2  and such other
                                        machinery tooling  furniture  and equip-
                                        ment  owned by the Vendor located at the
                                        Property  and  used  primarily   in  the
                                        Activity

          "the Prepayments"             Each of the payments  made in advance by
                                        or on behalf of the Vendor  prior to the
                                        Completion   Date   in  the  course   of
                                        carrying on the Activity in respect of a
                                        period  of time  which commences  before
                                        the  Completion Date and ends after such
                                        Date but excluding  (a) any such payment
                                        to the  extent  the Purchaser  does  not
                                        acquire the benefit thereof or otherwise
                                        benefit  from  such  payment   following
                                        Completion and (b) any such payment to the extent it is not reflected in the Net Current Assets Value

          "the Project Prepayments"     Any advance payments or deposits  on any
                                        contracts  costs   made  or  paid  by  a
                                        customer to the Vendor

          "the Property"                The properties  described  in Schedule 3
                                        Part 1

          "the Property Lease           The Property  Lease  Agreement contained
          Agreement"                    in Schedule 3, Part 2

          "the Purchaser's German       Fiedler &  Forster,  Opernplatz 2, 60313
          Solicitors"                   Frankfurt am Main

          "the Purchaser's Group"       The Guarantor and any company:-

                                        (i)   which  is  a  Subsidiary   of  the
                                        Guarantor; or

                                        (ii)  over which the Guarantor has  con-
                                        trol  within   the  meaning  defined  in
                                        this Agreement

                                        for the time being and from time to time

          "the Records"                 All such records, lists of customers and
                                        suppliers, accounts and other  documents
                                        relating  exclusively to the Activity to
                                        enable  the  Purchaser   effectively  to
                                        carry on the same in succession to the Vendor

          "the Specified Shared IP"     All  management   manuals,   instruction
                                        manuals,   Health  and  Safety  manuals,
                                        disaster recovery
                                        procedures, Project Introduction Manage-
                                        ment systems  and other  similar manuals
                                        and the copyright  and know how  therein
                                        owned by the Lucas Group and used in the
                                        Activity  and by any other Business Unit
                                        or  member  of  the  Lucas  Group,   but
                                        specifically   excluding  any  technical
                                        information contained therein used in the design, manufacture or implementa-tion of assembly line and testing equip-ment

          "the Stock"                   All stocks, including  raw materials and
                                        components,   spare   parts,   operating
                                        supplies,  maintenance  and  non product
                                        stock,  finished goods, bought-in-goods,
                                        packaging    materials,   packages   and
                                        products   in  intermediate   stages  of
                                        completion   (save    where   the   same
                                        constitutes  Amounts  Recoverable  under
                                        Contracts) owned by the  Vendor  for use
                                        or sale in connection  with the Activity
                                        and  any  of the  same   which   are  or
                                        incorporates goods or materials supplied by a supplier subject to reservation of title in each case at the Completion
                                        Date

          "Subsidiary"                  subsidiary  as defined in section 736
                                        of the English Companies Act 1985

          "Subsidiary Undertaking"      subsidiary   undertaking  as defined  in
                                        section 258 Companies Act 1985

          "the Supplier Contracts"      Any and all contracts  and  arrangements
                                        which  were   entered  into  before  the
                                        Completion  Date by or on behalf  of the
                                        Vendor with suppliers  for the supply to
                                        the  Vendor  of goods  or   services  in
                                        connection with the Activity which then remain to be performed, in whole or in part, but excluding the Group Sharing
                                        Arrangements

          "Taxation"                    Any  tax  and any  duty,  impost levy or
                                        governmental charge in the nature of tax
                                        whether  domestic  or  foreign  and  any
                                        fine,   penalty  or  interest  connected
                                        therewith   including  corporation  tax,
                                        income tax, trade tax, value added tax, customs, excise and import duties, stamp duty and any other payment whatsoever which the Vendor is or may be or become bound to make to any person as a result of any enactment relating to any of the foregoing

          "the Transferring Employees"  Those  employees  of the  Vendor who are employed  in connection with the
                                        Activity  at  the  Completion Date whose
                                        names  and  positions  are  set  out  in
                                        Schedule 4  and  any other person who is
                                        actively engaged  as  an employee of the
                                        Vendor and working exclusively   in  the
                                        Activity   at   Completion   and   whose
                                        remuneration was paid by the Activity in
                                        the   period   up  to  Completion   (but
                                        excluding for the avoidance of doubt any person whom the Vendor or any other member of the Lucas Group has treated as a consultant, agency worker or con-tractor)

          "the Umbrella Agreement"      An agreement in the Agreed Terms entered
                                        into on the same date as this Agreement between the parties hereto and certain other members of the Lucas Group and the Purchaser's Group

          "Unregistered Intellectual    The unregistered  trade  marks,  service
          Property"                     marks,  design  rights,   copyright  and
                                        other intellectual property rights which are owned by the Lucas Group and which:-

                                        (i)  are  to be  licensed  to  the Lucas
                                        Group   at   or   following   Completion
                                        pursuant   to  the   terms  of  the Int-
                                        ellectual Property Agreements; or

                                        (ii)   relate   exclusively   to   the
                                        Activity and are not used by any other
                                        member  of  the  Lucas  Group  or  any
                                        Business Unit other than the Activity,

                                        but  excluding  any such  intellectual
                                        property  rights  which are  expressly
                                        retained  by any  member  of the Lucas
                                        Group under the LAO  Agreement  or the
                                        Intellectual  Property  Agreements  or
                                        sold  pursuant  to  the  English  Sale
                                        Agreement or the US Sale Agreement (as
                                        defined in the Umbrella Agreement) and
                                        excluding the Know How

          "the Vendor's Solicitors"     BOESEBECK    DROSTE    Rechtsanwalte  of
                                        Berliner Allee 48, 40212 Dusseldorf

     1.2 References in this Agreement to statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof and any orders, regulations, instruments or other subordinate legislation made thereunder, in each case in force at the date of this Agreement.

     1.3  In this Agreement:-

          1.3.1 the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa

          1.3.2 references to persons shall include bodies corporate, unincorp-orated associations and partnerships

          1.3.3 the expression "the Vendor" shall include its successors in title; and

          1.3.4 the headings contained in this document are inserted for con-venience only and shall not affect its construction

     1.4 Whenever a document is referred to as being "in the Agreed Terms" it shall be in the form agreed and initialled by or on behalf of the Vendor and the Purchaser

     1.5 Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement


2.   SALE AND PURCHASE OF THE ACTIVITY

     2.1 The Vendor shall sell free from all charges, liens, other encumbrances or third party claims (except reservation of title claims by suppliers) and the Purchaser shall purchase as at and with effect from Completion the Activity on a going concern basis comprising (in addition to the assets referred to in clause 2.2) only:-

          2.1.1 the benefit of the Contracts (subject to the burden attaching thereto);

          2.1.2  the benefit of the Amounts Recoverable under Contracts;

          2.1.3  the Goodwill;

          2.1.4  the Plant, Machinery and Equipment;

          2.1.5  the Records;

          2.1.6  the Stock;

          2.1.7  the Debtors and the benefit of the Prepayments;

          2.1.8  the Know How and the Unregistered Intellectual Property;

          2.1.9 all sales data, catalogues, brochures, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media, owned by the Vendor and relating exclusively to the Activity (but subject to the provisions of clause 6 of the Umbrella Agreement);

          2.1.10 all permits, approvals, and qualifications issued by any governmental unit, agency, board, body or instrumentality held by the Vendor and relating exclusively to the Activity (but only to the extent that the same are assignable by the Vendor without any third party's consent)

          2.1.11 all other tangible and intangible assets of whatsoever nature owned by the Vendor and exclusively employed in the Activity at Completion and not used by any member of the Lucas Group or any Business Unit other than the Activity and which do not form part of the Excluded Assets; and all other assets owned by the Vendor to the extent that they are reflected in the Final Completion Statement and the value thereof is included in the Net Current Assets Value; and

          2.1.12 the benefit of all the Vendor's rights against third parties (including any claims, causes of action, chosen in action, rights of recovery and rights of set-off) (a) in connection with guarantees, warranties (express or implied), covenants and representations given by such third parties concerning the Activity and any of the Assets to the extent only that such rights relate to liabilities assumed or the Plant Machinery and Equipment or the Stock acquired by the Purchaser hereunder and (b) under completed or other operative contracts save to the extent that those rights are required in order to defend, mitigate or perform any of the Excluded Liabilities or any matter in respect of which the Lucas Group has retained liability or responsibility, in each case insofar as such benefit is capable of assignment save to the extent that any of the same are comprised within the Excluded Assets.

     2.2 With regard to the Property, the Vendor herewith assigns to the accepting Purchaser the Property Lease Agreement set out in Schedule 3
          Part 1 and 2. In case of any conflict between the conditions referred to in Schedule 3 and the other provisions of this Agreement the provisions of Schedule 3 shall prevail.

     2.3 At Completion the Vendor shall deliver possession to the Purchaser of any stocks held by the Vendor on consignment from others solely for the purpose of, or which is used exclusively in, the Activity. The Purchaser shall assume all the Vendor's obligations with respect to such consignment stock.


     2.4 The Purchaser shall pay the Creditors in accordance with the Vendor's normal business practice in relation to the Activity and in any event within 90 days immediately following Completion, without any deduction or set off for whatsoever reason, unless the Purchaser has a bona fide and genuine reason for disputing whether a particular debt is due or delaying payment thereof and gives notice thereof and of the reasons for disputing or delaying payment to the Vendor as soon as reasonably practicable. The Purchaser shall indemnify the Vendor against all expenses costs loss damage and liability incurred by the Vendor as a result of any failure or delay by the Purchaser in paying the Creditors.

     2.5 It is agreed that this Agreement does not include the sale of any assets or rights of the Vendor nor any assets or rights of any other member of the Lucas Group other than those specifically referred to in clause 2.1, the Property, or those assets or rights expressly referred to elsewhere in this Agreement as being sold hereunder and without limiting the generality of the foregoing there shall be expressly excluded and excepted from the said sale and purchase (and nothing in this Agreement shall operate to sell or transfer) any of the following:-

          2.5.1  the benefit to the Vendor of this Agreement;

          2.5.2  ownership of the Leased Assets;

          2.5.3 any trademarks, trade names, products' names, patents, copyrights, registered designs and any other intellectual property rights of the Vendor or any other member of the Lucas Group or Business Unit or (save as expressly permitted by this Agreement, the Intellectual Property Agreements, the Umbrella Agreement or the LAO Agreement) any rights to use the same, other than the Unregistered Intellectual Property and the Know How;

          2.5.4 any right to use the names "Lucas" or "LucasVarity" or the Lucas Group diagonal flash or any other similar trade mark or other distinctive Lucas Group get-up save as provided herein and in the Umbrella Agreement or the LAO Agreement;

          2.5.5 the cash received in respect of the Project Prepayments and all cash and cash equivalents in the Lucas Group's hands or any cash in the Lucas Group's bank accounts at Completion and the benefit of any payments in advance made by the Vendor in relation to the Activity which are excluded from the Prepay-ments;

          2.5.6 all cheques and negotiable instruments issued in favour of the Lucas Group prior to Completion (save to the extent that any such cheque or negotiable instrument constitutes payment for any of the Debtors sold hereunder which appears as an asset in the Final Completion Statement and is taken into account in calculating the Net Current Assets Value);

          2.5.7 any insurance claim made by or available to the Lucas Group and all unearned premiums under insurance policies or other rights to refunds thereunder attributable to any period of time except to the extent reflected in the Final Completion Statement and the Net Current Assets Value or reflected in the values agreed and allocated to the fixed assets as shown in Part 2 of
                 Schedule 3 to the Umbrella Agreement;

          2.5.8 the benefit of the insurance policy held by Lucas Deutschland GmbH relating to employees' pension entitlements;

          2.5.9 any other claim made by or available to the Lucas Group in respect of an event occurring prior to Completion other than those the benefit of which is sold to the Purchaser by clause 2.1.12;

          2.5.10 any telephone, facsimile, telex, e-mail, Internet, shared network and related facilities, post office box numbers and addresses owned by the Vendor and relating to the Activity

          2.5.11 corporation tax losses and the benefit of any claims made or to be made for repayment of any taxation or tax allowance of the Vendor or any other company in the Lucas Group in relation to the Activity in respect of the period prior to Completion except to the extent that the same are reflected in the Net Current Assets Value;

          2.5.12 any Lucas Internal Funding;

          2.5.13 the benefit  of all contracts  or  arrangements  excluded  from
                 the definition  of "the  Contracts"   pursuant  to  clause 1.1.
                 (other than those relating to the Transferring Employees).

     2.6 If any of the Assets to be sold hereunder by the Vendor are owned by any other member of the Lucas Group or any of the Transferring Employees is employed by any such other member or there is any other obligation of the Vendor hereunder which is only capable of being satisfied by or with the assistance of any such other member, the Vendor shall not be deemed to be in breach of this Agreement so long as the Vendor procures, to the extent necessary, compliance by such other member with the terms and conditions of this Agreement which the Vendor hereby undertakes to do. Such other member and, where appropriate, its employees, shall have the benefit of any exclusions of liability contained herein in relation to the Assets and any indemnity given by the Purchaser herein to the Vendor in relation to the Assets, the Activity or the Transferring Employees. If any member of the Lucas Group other than the Vendor is or was party to any of the Contracts, the Completed Contracts or the MOUs the relevant provisions of clauses 5 and 9 shall apply to such Contract,

          Completed Contract or MOU (as the case may be) as if the Vendor were party thereto and references in those clauses to the Vendor shall, where appropriate, be construed as references to the relevant member of the Lucas Group. Accordingly, the relevant member of the Lucas Group shall be entitled to benefit from the obligations undertaken and indemnities given by the Purchaser in relation to that Contract, Completed Contract or MOU under those clauses.

     2.7 Insofar as tooling used in the Activity is owned by a third party (and title to which accordingly does not pass to the Purchaser hereunder) the Vendor assigns to the this accepting Purchaser effective at Completion whatever right title or interest (if any) it may have in such tooling to the extent the same is assignable. (A complete and accurate list of all such third party tooling arrangements is set out in the Disclosure Letter)

     2.8 Where any of the Assets (including packaging comprised within the Stock) to be sold hereunder by the Vendor comprise advertising, promotional and other written material bearing the "Lucas" and/or "LucasVarity" name or the Lucas Group diagonal mark or other similar trade mark or other distinctive Lucas Group get up the provisions of the Umbrella Agreement regarding the same shall apply.

     2.9 The Vendor agrees that the Purchaser may (to the extent that the Vendor can grant any such right) for a period of twelve months after Completion represent itself as carrying on the Activity in succession to the Vendor but this agreement shall not grant or imply (and shall specifically exclude) any right on the part of the Purchaser (save to the extent granted herein or in the Umbrella Agreement or the LAO Agreement) in the names or mark "Lucas" or "LucasVarity" or in the Lucas Group diagonal flash or any other similar trademark or other distinctive Lucas Group get-up or in the goodwill attaching thereto.


3.   TRANSFER OF THE ASSETS

     3.1 The Vendor and the Purchaser agree that the ownership of the Assets shall be transferred to the Purchaser as at and with effect from Completion Date.

     3.2 In the event that the legal effective transfer of the Assets is not possible to be effective on Completion Date for whatever reason, then it is agreed as between the parties that all transfers shall be deemed to have occurred upon Completion Date, provided, however, that nothing contained in this Agreement sets forth anything to the contrary. Clause 3.7 and clause 3.8 remain unaffected.

     3.3 Insofar as the Assets to be sold concern rights these shall be assigned by the Vendor to the Purchaser, who accepts such assignment effective as of Completion Date.

     3.4 Insofar as there are retentions of title, then it is agreed that transfer shall be effected not of the ownership, but of the future interest rights to acquire ownership effective as of Completion Date.

     3.5 Transfer of ownership shall be effective on Completion Date. Insofar as the Purchaser does not receive Assets in whole or in part on Completion Date, then it shall be entitled to take any such items into possession.

     3.6 Insofar as items sold are not in the direct possession of the Vendor, the transfer is substituted by the Vendor surrendering all rights to regain possession of the property in favour of the Purchaser effective as of Completion Date. In particular the right to possession regarding the Assets being in possession of customers or Transferred Employees and title to such Assets is transferred to the Purchaser.

     3.7 Insofar as the Vendor receives or has received Assets after Completion Date, it receives them on behalf and on account of the Purchaser. It is agreed that title to such goods shall immediately pass on to the Purchaser. The Vendor will keep such goods separated and will direct all deliveries to the Purchaser or as the Purchaser may otherwise specify.

     3.8 The parties are obliged to take any steps and give all assistance necessary or required to allow the timely execution of the transfer of the Assets within the scope of this Agreement. In the event the timely execution of such transfer is for whatever reason impossible the parties are obliged to take any steps and to give all assistance necessary to complete and execute such transfer as soon as practically possible.


4.   THE CONSIDERATION

     4.1 The purchase price for the Assets shall be determined in accordance with the Umbrella Agreement.

     4.2 The parties hereto intend that Section 1 para. 1a of the German Value Added Tax Act shall apply to the transfer of the Activity hereunder and accordingly:-

          4.2.1 the Vendor and the Purchaser shall each give notice of such transfer to the tax authorities (Finanzbehorden);

          4.2.2 the Vendor shall on or as soon as practicable after the Completion Date deliver to the Purchaser an invoice evidencing the Fixed Price Element and the Net Current Assets Value (as defined in the Umbrella Agreement) insofar as they relate to the Activity without charging value added tax;

          4.2.3 the Vendor and the Purchaser shall use all reasonable endeavours to secure that pursuant to the provisions referred to above the sale of the Activity hereunder is treated as neither a supply of goods nor a supply of services for the purposes of Value Added Tax;

          4.2.4 if Value Added Tax is chargeable on the sale hereunder or any part thereof then the Purchaser agrees that such Value Added Tax shall be in addition to the Consideration and the Purchaser shall (against production of tax invoices in respect thereof) and a written ruling from the tax authorities (Steuerbehorden) that Value Added Tax is so chargeable pay the amount of any such Value Added Tax and any penalty or interest incurred by the Vendor for late payment thereof (provided that in respect of any penalty or interest only the reason such Value Added Tax was payable was due to an act, omission or intention of, or the circumstances of the Purchaser, such payment by the Purchaser to be made forthwith on request by the Vendor or if sooner delivery by the Vendor to the Purchaser of tax invoices in respect thereof. The Purchaser shall have no liability in respect of penalties and interest relating to Value Added Tax to the extent they arise due to an unreasonable delay (in any case not exceeding 2 Business Days (as defined in the Umbrella Agreement)) in passing on to the German tax authorities (Steuerbehorden) a payment made by the Purchaser in respect of Value Added Tax.

     4.3  With regard to the operation of the Activity by the Vendor:-

          4.3.1 all Value Added Tax payable in respect of goods and services supplied or deemed to be supplied by the Vendor before the Completion Date and all interest payable thereon and penalties attributable thereto shall be paid to the tax authorities by the Vendor and the Vendor shall be entitled to receive and to retain for its own benefit all reimbursement or credit from the tax authorities for Value Added Tax borne by the Vendor on goods and services supplied to the Vendor prior thereto and any payments received in respect of Value Added Tax overpaid to the tax authorities (Steuerbehorden) prior thereto; and

          4.3.2 without prejudice to the provisions of this Agreement as to discharge of the relevant liability the Purchaser shall give to the Vendor all necessary and reasonable co-operation for the purposes of preparing any VAT return relating to the Activity in respect of any prescribed accounting period of the Vendor beginning before the Completion Date or for the purpose of determining the Vendor's liability to the tax authorities in respect of the Activity or for the purpose of answering any questions raised by the tax authorities for the period prior to the Completion Date, such co-operation to include providing reasonable access to or at the Vendor's expense copies of relevant documentation (which the Vendor shall be permitted to use and divulge to the extent that it is required so to do so as to enable the Vendor to comply with its obligations to the tax authorities) and allowing reasonable access to the Transferring Employees. In the event that the Purchaser should transfer the Activity to another person the Purchaser shall procure (or, if the transfer takes place more than three years after the date of this Agreement, shall use reasonable endeavours to procure that the person to whom the Activity is transferred enters into a similar obligation to provide reasonable co-operation and assistance to the Vendor (either directly or indirectly through the Purchaser) as is set out in this clause.

     4.4 The Purchaser warrants to the Vendor that it is duly registered for the purposes of value added tax under the Value Added Tax Act.


5.   FURTHER ASSURANCE AND THE CONTRACTS

     5.1 The Vendor hereby agrees and declares that it will after and notwithstanding Completion execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Purchaser, at the Purchaser's expense, to vest in the Purchaser, or as it may direct, the Assets (other than the Property which is governed by the provisions of Schedule 3 and the Debtors which are governed by clause 6.1) on the terms of this Agreement.

     5.2 Save to the extent otherwise provided in clause 11.1.2 the Purchaser will at and from Completion at its own expense assume and undertake to perform and discharge when due or when required to be performed the Vendor's liabilities and obligations under the Contracts and shall be bound by all the terms, conditions, obligations and liabilities arising from, in connection with or related to the Contracts and the Purchaser shall keep the Lucas Group indemnified against all expenses, costs, loss, damage, and liability arising therefrom. For the purpose of this Agreement, all Bids which are accepted by customers after Completion shall be deemed to be Contracts.

     5.3 Insofar as the benefit (subject to the burden) of the Contracts cannot effectively be transferred by the Vendor to the Purchaser except by way of an agreement of novation with or consent to the assignment from the person, firm or company concerned:-

          5.3.1 the Vendor and the Purchaser shall co-operate and use their reasonable efforts to procure that the Contracts be novated or assigned as aforesaid as soon as reasonably practicable;

          5.3.2 in every novation or assignment as aforesaid the Purchaser shall undertake to indemnify the Vendor against all expenses, costs, loss, damage and liability arising by reason of or in connection with the non-performance or the defective or negligent performance by the Purchaser of the Contracts;

          5.3.3 unless and until all such Contracts shall be novated or assigned as aforesaid:

                 5.3.3.1 the Vendor shall continue its corporate existence and shall hold the benefit of every such Contract which requires to be novated or assigned but which has not been novated or assigned, in trust for the Purchaser as from Completion and shall account to the Purchaser accordingly (whether in respect of any sums or other benefits received by it in respect thereof) and other-wise act at the reasonable direction of the Purchaser and as its agent in all matters relating thereto subject to the Purchaser securing the Vendor to its reasonable satisfaction, and indemnifying and holding the Vendor harmless against, any expenses, costs, loss, damage, or liability, which it may have brought against it or suffer or incur as a consequence, but subject to clause 5.5 and;

                 5.3.3.2 the Purchaser shall at its own cost and expense with effect from Completion carry out perform and complete all of the Vendor's obligations under every Contract which has not been novated or assigned as a sub-contractor of the Vendor and where sub contracting is not possible the Purchaser shall perform the contracts in accordance with their terms and conditions as agent for the Vendor.

     5.4 If the Vendor has before Completion sub-contracted the performance of any Contracts to any person, the Purchaser shall on Completion assume responsibility for the relevant sub-contract and on behalf of the relevant customer seek or accept delivery or performance from such person of the goods or other products or services in respect of which such contract was made and shall make the same available for collection by such customer.

     5.5 Any fee, charge or financial penalty levied by a third party in respect of a novation or assignment of any Contract or in connection with the termination of any existing Contract to permit novation or assignment to take place will be shared equally by the Vendor and the Purchaser provided that neither the Vendor nor the Purchaser shall agree to pay any such fee, charge or financial penalty without the prior written consent of the other of them (such consent not to be unreasonably withheld or delayed). The Purchaser shall procure the execution of any guarantees by any member of the Purchaser's Group required by such third party as a condition of any such novation or assignment. If any other party to a Contract makes a claim against the Vendor or the Purchaser alleging that the sale of the Activity to the Purchaser or the provision of this Agreement constitute a breach of such contract, the Vendor and the Purchaser shall consult with regard to such claim and neither of them shall accept the claim without the prior written consent of the other (not to be unreasonably withheld or delayed). Any liability, costs and expenses incurred by the Vendor or the Purchaser as a result of any such claim shall be borne equally by the Vendor and the Purchaser.

     5.6 Lucas and the Purchaser shall co-operate and use their reasonable efforts to procure that as soon as practicable following Completion Lease Plan Deutschland GmbH ("Lease Plan") enters into a new lease directly with the Purchaser on the same or similar terms as the Master Lease in respect of the vehicles listed in Schedule 1 and that such vehicles are thereby excluded from the Master Lease. If required by Lease Plan, the Purchaser shall procure that the Guarantor and any other member of the Purchaser's Group enters into an agreement with Lease Plan to guarantee the Purchaser's obligations under such new lease. Prior to such new lease being granted:-

          5.6.1 Lucas shall hold the benefit of the Master Lease in trust for the Purchaser to the extent it relates to the vehicles listed in Schedule 1; and

          5.6.2 the Purchaser shall at its own cost and expense perform Lucas' obligations under the Master Lease with respect to those vehicles as agent for Lucas and shall indemnify and hold Lucas harmless against all charges, payments, penalties, costs, expenses, liabilities or losses which Lucas may incur or suffer under the Master Lease following the Completion Date with respect to those vehicles, but subject to clause 5.5.

     5.7 The Vendor agrees to assign to the Purchaser all right title and interest which the Vendor has (if any) in respect of the MOUs and the Purchaser agrees to perform and discharge all obligations and liabilities which the Vendor has (if any) in respect of the MOUs. Accordingly, the Purchaser agrees that the provisions of clauses 5.2 to 5.5 shall mutatis mutandis apply in respect of such MOUs as if they were Contracts.


6.   DEBTORS

     6.1 The Vendor shall when the Consideration has been paid pursuant to the terms of the Umbrella Agreement if requested by the Purchaser and at the Purchaser's cost assign to the Purchaser the benefit of the Debtors (or any of them) in the form of the assignment set out in
          Schedule 6

     6.2 The Purchaser will collect the Debtors in a manner consistent with the way in which debts of the Activity were collected by the Vendor prior to Completion and will not issue proceedings for recovery of any of the Debtors without first giving the Vendor 7 days prior written notice and, if required by the Vendor, the Purchaser will re-assign to the Vendor at the Vendor's expense the benefit of any Debtor for an amount equal to the face value of such Debtor (less any specific provision or reserve included in the Final Completion Statement in respect of such Debtor).

     6.3 Any sums received by the Vendor after the Completion Date in relation to any of the Debtors (other than any Debtors re-assigned to the Vendor pursuant to clause 6.2) shall belong to the Purchaser and the Vendor shall pay the same to the Purchaser as soon as practicable and in any event within 7 days of receipt of the same by the Vendor.


7.   THE TRANSFERRING EMPLOYEES

     7.1  With regard to the  Transferring  Employees:-

          7.1.1 The parties acknowledge and agree that pursuant to section 613a of the German Civil Code the contracts of employment of the Transferring Employees will be transferred and have effect after Completion as if originally made between the Purchaser and the Transferring Employees; and

          7.1.2 upon or as soon as practicable after Completion the Vendor and the Purchaser will make a joint announcement to the Transfer-ring Employees in the Agreed Terms regarding the transfer of their contracts of employment as referred to in clause 7.1.1 such announcements shall contain a time period during which the Transferring Employees shall notify should they object to the transfer of their employment relationship.

     7.2 The Vendor shall indemnify and keep indemnified the Purchaser against any liability or claim (whether for redundancy payments, protective awards, damages for wrongful dismissal or compensation for unfair dismissal, salary or otherwise howsoever) against the Purchaser in connection with any act or omission of the Vendor or any other member of the Lucas Group relating to the employment of any of the Transferring Employees prior to the Completion Date or the termination of the employment of any of the Transferring Employees by the Vendor or any other member of the Lucas Group prior to the Completion Date and for which the Purchaser is liable and for all costs and expenses reasonably incurred by the Purchaser in settling, contesting or dealing with any such liability or claim PROVIDED THAT such indemnity shall not apply to any such liability, claim, costs or expenses to the extent that they are provided for in the Net Current Assets Value.

     7.3 Save as provided in clause 7.2 the Purchaser shall indemnify and keep indemnified the Vendor and every company in the Lucas Group against:-

          7.3.1 any liability or claim by a Transferring Employee whether for redundancy payments protective awards, pension or retirement and/or death benefits, damages for wrongful dismissal or compensation for unfair dismissal (including claims in any way relating to or based upon pension, retirement and/or death benefits) or otherwise howsoever in connection with the employment of the Transfering Employees, any objection of any of the Transferring Employees to the transfer of his employment or the termination of his employment by the Purchaser following the Completion Date;

          7.3.2 all liabilities and claims incurred by the Vendor or the Lucas Group or made against the Vendor or the Lucas Group in connection with the termination of the employment of any
                 Transferring Employee who refuses to transfer with the Activity to the Purchaser on Completion or arising as a result of any constructive dismissal claim by any of the Transferring Employees following an objection of any such employee to the identity of the Purchaser; and

          7.3.3 all costs and expenses reasonably incurred by the Vendor in settling, contesting or dealing with any such claim.

     7.4 The Purchaser enters into all pension expectancy rights of the Transferring Employees. The Vendor represents that the pension schemes of Lucas Automotive GmbH attached to the Disclosure Letter are the only pension schemes - except for the statutory pension contributions to the German state authorities - applicable and existing in favour of the Transferring Employees. The Vendor shall instruct "Deutsche Herold AG" to work out within 28 days the amount of a provision for accrued pension expectancy rights of Transferring Employees prior to the Completion Date for insertion in the Final

          Completion Statement. Unless the Purchaser shall notify the Vendor within 30 days after its receipt of the amount determined by "Deutsche Herold AG" that it does not accept and agree with the amount it will become binding in accordance with clause 3.4 to clause 3.9 of the Umbrella Agreement. If within the aforesaid period of 30 days the Purchaser shall notify the Vendor that it does not accept and agree with the amount determined by "Deutsche Herold AG" then the parties shall instruct Gradmann & Holler GmbH, Dusseldorf, as third pension expert to decide the procedure and the amount inserted in the Final Completion Statement as provision for pension expectancy rights for the Transferring Employees finally and binding for all parties. The costs of Gradmann & Holler GmbH shall be shared in accordance with the respective prevailing of the parties.


     7.5 The Purchaser shall for a period of 12 months from Completion at the Vendor's request make available to the Vendor and allow the Vendor to take copies of those of the Records which relate to the Transferring Employees' employment prior to Completion. The Vendor will for a period of 12 months after Completion provide the Purchaser with copies of such information and documents not comprised within the Records as the Purchaser may reasonably require in relation to the Transferring Employees' employment prior to Completion.

     7.6 The Purchaser covenants with the Vendor for the benefit of each Transferring Employee that should the Purchaser dismiss any of the Transferring Employees for reasons of redundancy until 31 December 1998, the Purchaser will make payments to each of the Transferring Employees so dismissed which are no less favourable to such Employee than those set out in the Severance Policy section of the pack of employment particulars annexed to the Disclosure Letter.


8.   COSTS AND EXPENSES

     Each party to this Agreement shall bear its own costs and expenses in connection with this Agreement and the negotiations leading thereto. For the avoidance of doubt the Purchaser shall pay all stamp duty payable in connection with this Agreement, any instrument executed pursuant hereto or to the Umbrella Agreement and the purchase by it of the Assets and the Activity and will indemnify the Vendor against any stamp duty and related penalties and interests (if any) it has to pay in connection with this Agreement or any instrument executed pursuant hereto before enforcing its rights thereunder.


9.   WARRANTIES

     The Vendor and the Purchaser agree that the provisions of the Umbrella Agreement shall apply with regard to the Warranties (as defined in the Umbrella Agreement) and shall be the only remedy of the Purchaser. The right to withdraw is excluded for the Purchaser.


10.  INDEMNITY AND LIABILITES

     10.1 The Purchaser agrees that it will assume and undertakes to pay, perform and discharge when due or required to be performed:-

          10.1.1 the Creditors in accordance with clause 2.4;

          10.1.2 the Contracts, and the Bids in accordance with clause 5 and any liabilities or obligations of the Vendor arising out of any Completed Contract (including, without limitation, any obligations or liabilities arising out of a breach by the Vendor prior to Completion of any of its obligations under any such Contracts, MOU's or Completed Contracts);

          10.1.3 all the Vendor's obligations to return any Project Prepayments to customers of the Activity;

          10.1.4 the Vendor's obligations in respect of goods sold, leased or otherwise disposed of or manufactured (in whole or in part only) by the Vendor (or any previous owner of the Activity) or services performed by the Vendor (or any previous owner of the Activity) in relation to the Activity prior to Completion in accordance with clause 11;

          10.1.5 the Vendor's obligations in respect of the Transferring Employees in accordance with clause 7, including (without limitation) the liabilities of the Vendor for unpaid accrued holiday pay to the Transferring Employees;

          10.1.6 any liabilities of the Vendor relating to the Activity (including, without limitation, any liability relating to Taxation) to the extent that (a) provisions or reserve therefor has been made and is reflected in the Net Current Assets Value or (b) the subject matter thereof is otherwise taken account of, or reflected, in the calculation of the Net Current Assets Value;

          10.1.7 any obligations, liabilities, losses, damages, claims, costs and expenses arising from or relating to the matters referred to in the following paragraphs of the Disclosure Letter:-

                 10.1.7.1 Part A paragraph 9  (Litigation)  regarding  only  the problems encountered in the Philippines with Hartridge smoke meters;

                 10.1.7.2 Part A  paragraph 10.2  (Action by Robert Bosch GmbH);
                          and

          10.1.8 any other liabilities or obligations of the Vendor or any other member of the Lucas Group relating to the Activity agreed to be assumed by the Purchaser under this Agreement or the Umbrella Agreement

     10.2 The Purchaser shall not assume, and the Vendor shall remain responsible for, the following liabilities arising out of the conduct of the Activity by the Vendor or any other member of the Lucas Group before Completion:

          10.2.1 any liability of the Vendor for borrowed money (other than in respect of the Leased Assets);

          10.2.2 any Lucas Internal Funding;

          10.2.3 any liability of the Vendor to Taxation in respect of the Activity save to the extent the same is included within the Assumed Liabilities or is otherwise agreed to be discharged by the Purchaser under this Agreement or the Umbrella Agreement;

          10.2.4 any liability of the Vendor arising under clause 7.2 in respect of the Transferring Employees and the liability of the Lucas Group to pay any divestment bonus to any Transferring Employees in connection with the sale of the Activity hereunder;

          10.2.5 any liability of the Vendor in respect of defective goods sold or services supplied by the Vendor which is to be retained by the Vendor in accordance with clause 11.1.2;

          10.2.6 any criminal liability of the Vendor arising out of a breach of statutory duty or laws applicable to the Activity by the Vendor prior to the Completion Date;

          10.2.7 any liability of the Purchaser for which the Vendor is held liable in accordance with section 419 of the German Civil Code;

          10.2.8 any liability of the Vendor for social security contributions save to the extent provided for within the Net Current Assets Value;

          10.2.9 any liabilities arising from a breach of laws applicable to the Activity by the Vendor or other members of the Lucas Group prior to Completion which:-

                    (a) automatically attach to the Purchaser by operation of law; and

                    (b) are material in the context of the Activities (as defined in the Umbrella Agreement) taken as a whole; and

                    (c)  are not Assumed Liabilities; and

                    (d) do not relate to the Transferring Employees (who are dealt with in clause 7).

                         but excluding (for avoidance of doubt) any such liabilities incurred by the Purchaser as a result of or relating to any act or omission of any member of the Purchaser's Group following Completion; and

          10.2.10 any other liabilities of the Vendor or any other member of the Lucas Group arising out of the conduct of the Activity by the Vendor or any other member of the Lucas Group before Completion and which:


                    (a)  are not comprised within the Assumed Liabilities and

                    (b) do not relate to any breach of laws to the extent such liabilities are dealt with in clause 10.2.9.

     10.3 The Purchaser hereby undertakes to indemnify and hold harmless the Lucas Group from and against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or arising out of:-

          10.3.1 the Assumed Liabilities or the failure or delay by the Purchaser in paying, performing or discharging the Assumed Liabilities; or

          10.3.2 the operation of the Activity by the Purchaser after the Completion Date.

     10.4 The Purchaser will use all reasonable endeavours (including procuring the giving of guarantees by the Guarantor where required) to procure that on or as soon as practical after Completion each member of the Lucas Group is released from its liability (whether actual or contingent) in respect of those bonds, guarantees, guarantees and indemnities given by any of them before Completion in respect of the Activity which are listed in Schedule 7 or which are identified in the Disclosure Letter. The Purchaser will indemnify the Lucas Group in full against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or otherwise arising out of any claim or other demand made on the Lucas Group (whether made before or after Completion) in respect of the bonds, guarantees or indemnities given by any member of the Lucas Group before Completion in respect of the Activity and listed in
          Schedule 7 or identified in the Disclosure Letter or in respect of any other bonds, guarantees or indemnities given by the Lucas Group, but in their case only to the extent that the underlying obligation constitutes an Assumed Liability.

     10.5 The Vendor hereby undertakes to indemnify and hold harmless the Purchaser against any and all expenses, costs, loss, damage and liability which the Purchaser may suffer or incur directly or indirectly in respect of or arising out of the Excluded Liabilities or failure or delay by the Vendor in paying, performing or discharging the Excluded Liabilities in accordance with clause 10.2

     10.6 Before any party makes any payment or offers any other remedy to a third party or takes any other remedial or corrective action in respect of matters for which it is entitled to an indemnity from any other party hereto under the terms of this clause 10 it shall give a reasonable opportunity to such other party, to verify and, if appropriate, remedy the default, defect, omission or other matter giving rise to the claim in question subject always to such third party allowing the same.

     10.7 In the event that this Agreement requires or entitles any party to pay or receive a payment of or in respect of Taxation and the relevant legislation provides that payment must be made to or by another party to this Agreement the relevant parties shall make such adjusting payments between themselves and at such times as are necessary to give effect to the intention expressed in this Agreement.


11.  PRODUCT LIABILITY AND PRODUCT WARRANTY

     11.1 Without prejudice to the generality of any other provision of this Agreement the Purchaser shall be liable:-

          11.1.1 (save in relation to products the subject of the LAO Agreement which shall be governed by the terms of that agreement) to carry out in accordance with its terms any warranty, guarantee or other similar obligation or commitment ("Warranty Work" which expression includes any materials supplied, labour involved and any costs or other expenses incurred):-

                 11.1.1.1 given  or  undertaken  by the Vendor  (or any previous owner of the Activity) in respect of any goods sold, leased or otherwise disposed of, or in respect of any services performed, under any contract entered into or assumed by the Vendor (or any previous owner of the Activity) prior to the Completion Date in relation to or in contemplation of the Activity; or

                 11.1.1.2 given  or  undertaken  by the Purchaser  in respect of goods sold, leased or otherwise disposed of, or in respect of services performed, by the Purchaser following the Completion Date which incorporate products manufactured or purchased by the Vendor (or any previous owner of the Activity) prior thereto or work in progress of the Vendor at Completion; and

          11.1.2 for all loss damage or liability (other than Warranty Work) arising out of any defective goods sold leased or otherwise disposed of or defective or negligent services provided by the Vendor (or any previous owner of the Activity) in respect of the Activity prior to Completion whether under any Contract or any other contract entered into by the Vendor prior to Completion in relation to or in contemplation of the Activity or arising out of defective goods bought in or manufactured (in whole or in part) by the Vendor and sold subsequently by the Purchaser and whether or not the claim is made against the Lucas Group or the Purchaser, unless the event or incident (which for the avoidance of the doubt shall not include the actual sale, lease, disposal or provision of goods or services by the Vendor (or any previous owner of the Activity)) giving rise to any such liability occured before the Completion Date in which event such loss, liability or damage shall be borne by the Vendor.

     11.2 The Purchaser shall indemnify the Lucas Group against all costs, expenses, loss, damage or liability arising out of any breach by the Purchaser of the provisions of clause 11.1. The Vendor shall indemnify the Purchaser's Group against all costs, expenses, loss, damage or liability arising out of a failure by the Vendor to discharge its obligations under clause 11.1.2.


12.  POST COMPLETION COVENANTS

     12.1 For the purposes of assuring to the Purchaser the full benefit of the Activity and the Goodwill and in consideration of the Agreement of the Purchaser to buy the Assets on the terms of this Agreement and the Umbrella Agreement Lucas hereby undertakes to the Purchaser that they will not and agree to procure that no other member of the Lucas Group will, either alone or in conjunction with or on behalf of any other person:-

          12.1.1 anywhere in the world for the period from Completion to 31 December 2000 be engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market which confer not more than 5% of the votes which could be cast at a general meeting of the company concerned) directly or indirectly be concerned or interested in any trade or business which involves the sale or distribution of goods which are competitive as specified in clause 12.4 or the provision of services in relation to the design, installa-tion or use of such competitive goods ("Competing Services") to a person who is not a member of the Lucas Group and which in any such case actually competes with the Activity as it is carried on at Completion;

          12.1.2 for a period of one year from Completion without the prior written consent of the Guarantor make any offer of employment to any engineer, designer, assembler or other senior employee included within the Transferring Employees while such employee remains employed by any member of the Purchaser's Group;

          12.1.3 for a period of three years from Completion without the prior written consent of the Guarantor solicit the services of (whether as an employee or otherwise) or attempt to entice away any engineer, designer, assembler or other senior employee included within the Transferring Employees while such employee remains employed by any member of the Purchaser's Group;

          12.1.4 for the period from Completion to 31 December 2000 either personally or by any agent directly or indirectly either on its own account or for any other person solicit in competition with the Activity the custom of any person who is not a member of the Lucas Group in respect of goods which are competitive as specified in clause 12.4 or in respect of Competing Services if such person was within twelve months prior to or at the Completion Date a customer of the Vendor in respect of the Activity;

          12.1.5 for the period from Completion to 31 December 2000 interfere or seek to interfere with the continuance of supplies to the Purchaser (or in the terms relating to such suppliers) from any persons who had been supplying materials or services to the Vendor in respect of the Activity within the twelve months prior to the Completion Date; or

          12.1.6 save as may be required by law or the regulations of the New York Stock Exchange or the London Stock Exchange Limited for a period of five years from Completion reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings or any other confidential information concerning the Assets or the Activity including (without limitation) customer lists and names, sales targets and statistics, market share statistics, surveys and reports so far as the same have come to the Vendor's knowledge before the Completion

                 Date but so that this restriction shall cease to apply to information which otherwise than through default of any member of the Lucas Group becomes available to the public generally.

     12.2 Nothing in clause 12.1 shall prevent the Lucas Group or any member of it:-

          12.2.1 from continuing to carry on or developing its business known as the Lake Center Model Shop or from continuing or developing any of its other existing businesses provided they do not actually compete with the Activities as they are carried on at Completion or from operating in-house engineering and testing facilities for any member of the Lucas Group;

          12.2.2 from providing consultancy and other services in relation to the design, manufacture and/or use of engine or engine fuel systems testing or assembly equipment to its own customers or third parties licensed by the Lucas Group (excluding the Activities) to manufacture product;

          12.2.3 from selling or supplying assembly or testing equipment in sup-port of products designed, developed or distributed by the Lucas Group to any customer in connection with an agreement for the supply of product by the Lucas Group or to a licensed manufacturer of Lucas Group products to whom any member of the Lucas Group is providing technical assistance;

          12.2.4 from acquiring, holding or operating any business or the shares or other securities of any company (including, without limitation, shares which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market) or group of companies or participating in any joint venture:-

                 12.2.4.1 where an incidental  part  of  the  activities of such business company, group of companies or joint venture comprises a business which either supplies is competitive goods (as described in clause 12.4) or which provides Competing

                          Services and which actually competes with the Activity as it is carried on at Completion; and

                 12.2.4.2 where the principal  purpose  of such  acquisition  or participation is not to acquire or participate in a business which is competitive as so described;

                          provided that the relevant member of the Lucas Group shall within 12 months after acquiring any such business, company or group of companies offer to sell to the Guarantor such incidental part which competes with the Activity and the Guarantor and such member of the Lucas Group shall negotiate in good faith with a view to agreeing terms for such sale (but shall not be obliged to conclude such sale if mutually accept-able terms cannot be agreed); or

          12.2.5 from carrying on any of the activities contemplated by the LAO Agreement or by the Intellectual Property Agreements or from enjoying or exercising any benefits or rights granted to any member of the Lucas Group pursuant thereto.

     12.3 Nothing in clause 12.1 shall prevent:-

          12.3.1 Lucas Electrical and Electronic Systems AVSD facility or any successor to its business or Varity Perkins Limited or any successor to its business from providing testing services to third parties in relation to engine or engine fuel systems; or

          12.3.2 Lucas TVS Limited or any member of the Lucas Group from operating under any licenses or agreements which have been entered into before the date hereof and are referred to in the Disclosure Letter; or

          12.3.3 the companies or Business Units listed in column 1 of Schedule 9 from distributing the products listed in column 2 of
                 Schedule 9  on  behalf  of  the  entities listed in column 3 of
                 Schedule 9.

     12.4 For the purposes of the foregoing provisions of this clause 12 goods referred to as being competitve shall mean equipment designed to carry out any of the following: internal combustion engine assembly or testing, motor vehicle transmission assembly, motor vehicle transmission testing, internal combustion engine fuel systems assembly or testing and assembly or testing of automotive brake components and automotive air conditioning compressors.


13.  LICENCE OF LICENSED INTELLECTUAL PROPERTY

     13.1 On Completion the Vendor grants to the Purchaser (so far as it is able to grant the same and subject to clause 12.3) a perpetual, irrevocable, non-exclusive, worldwide licence, free of royalty, to use the Licensed Intellectual Property (including, without limitation, the Specified Shared IP) for the purpose of enabling the Purchaser to continue with the Activity after Completion in the same manner as carried on by the Vendor immediately prior to Completion.

     13.2 Subject to clause 13.3 the Purchaser may assign or sub-licence any of the rights granted under this clause 13 to any person PROVIDED THAT any assignee first enters into a direct covenant with the Vendor agreeing to be bound by the provisions of this clause 13 in respect of the Licence. Accordingly, references in this clause to the Purchaser shall be construed as being references to any such assignee following any such assignment.

     13.3 The Licence shall immediately terminate with respect only to the Specified Shared IP if within the three years immediately following Completion:-

          13.3.1 there is a change of control of the Purchaser or any Holding Company of the Purchaser to a Competitor; or

          13.3.2 the Purchaser or any receiver, manager, administrator, admin-istrative receiver or liquidator of the Purchaser sells the whole or substantially the whole of the Activity to a Competitor; or

          13.3.3 the Purchaser purports to assign or sub-licence any of the rights granted under the Licence to a Competitor.

     13.4 Upon termination of the Licence with respect to the Specified Shared IP the Purchaser or any relevant assignee shall cease to be authorised to use the Specified Shared IP and shall forthwith return to the Vendor all originals and copies of all documents and other information (in whatever form) comprising, relating to or recording the Specified Shared IP.

     13.5 The Purchaser shall notify the Vendor in writing before commencing any proceedings against any infringer of the Licensed Intellectual Property but shall not be required to obtain the Vendor's consent to the issue of any such proceedings except to the extent that under applicable law the Vendor is required to be joined as a party to such proceedings and if the Vendor is so required the following provisions will apply:-

          13.5.1 the Vendor's prior written consent to being joined as a party shall be required which consent shall not be unreasonably withheld or delayed;

          13.5.2 the Purchaser shall have the full conduct of such proceedings at its own expense and shall keep the Vendor informed of all material developments in relation thereto;

          13.5.3 the Purchaser shall indemnify the Vendor against all costs, expenses, damages or other liability incurred or suffered by or awarded against the Vendor as a result of or in connection with such proceedings; and

          13.5.4 subject to compliance by the Purchaser with the provisions of clause 13.5.3 all damages or other relief obtained from such proceedings shall belong to or be for the benefit of the Purchaser.

     13.6 If at any time after Completion the Vendor grants a licence of any Licensed Intellectual Property to a DTI Competitor which will enable such DTI Competitor to compete with the Purchaser in respect of the Activity and such DTI Competitor does so compete, the Vendor and the Purchaser will negotiate in good faith a reasonable royalty to be paid by the Vendor to the Purchaser having regard (inter alia) to the extent to which such DTI Competitor does so compete and to the contribution which prior to Completion the Business Unit known as LATS made to the creation of the Licensed Intellectual Property in question.


14.  RISK

     At Completion the Vendor shall cease to hold insurance coverage for the Assets, the Leased Assets and the Activity and risk in the Assets and the Leased Assets shall pass to the Purchaser at the Completion Date.


15.  EXCLUSIONS

     Except as otherwise specifically provided in this Agreement or the Umbrella Agreement the Lucas Group will not be liable under this Agreement for any personal injury, death, loss or damage of any kind whatsoever (other than death or personal injury resulting from its negligence) whether consequential or otherwise (including but not limited to loss of profits) arising from any defect in the Assets and save as provided in the Umbrella Agreement the Vendor hereby excludes in relation to the Assets and the Activity all conditions, warranties, representations, guarantees and stipulations express or implied, statutory, customary or otherwise which but for such exclusion would or might subsist in favour of the Purchaser except that such exclusion will not apply to any implied condition that the Vendor has or will have the right to sell any goods being sold by the Vendor when the property is to pass, subject to any retention of title in favour of a third party or to any statements made fraudulently.


16.  CONDITION PRECEDENT

     This Agreement will become binding forthwith upon the English Sale Agreement (as defined in the Umbrella Agreement) and the US Sale Agreement (as defined in the Umbrella Agreement) being completed in escrow in accordance with their terms and the terms of the Umbrella Agreement.


17.  MERGER CONTROL

     The Purchaser has established that only a post-merger notification with the Federal Cartel Office (Bundeskartellamt) is required. The parties will use their best endeavours to prepare all information required to enable the Purchaser to file the notification.

18.  CONTINUING SERVICES AND SUBRENT

     18.1 The Vendor will procure that Lucas Car Braking Systems (LCBS) will continue to provide services such as purchasing, telephone, switchboard, salaries, personal administration, IT/IS, etc. at the current level of charges of DM 10,500.00 plus statutory VAT per month until 31 December 1998. Payments are to be made by the Purchaser on a monthly basis.

     18.2 The Vendor furthermore procures that LCBS will continue to subrent the existing TEC facilities at the current rent of DM 9,900.00 plus statutory VAT, in case LCBS has opted for VAT, until 31 December 1998. Payments are to be made by the Purchaser on a monthly basis. The provision of section 568 of the German Civil Code is expressly excluded should the Purchaser continue to use the facilities after 31 December 1998. The monthly rent of DM 9,900.00 shall increase should the rental costs for LCBS for "Hall 5" be increased in the same proportion as the rental costs for LCBS increase.


19.  INSPECTION OF DOCUMENTS

     The Vendor shall for a period of three years after Completion afford to the authorised representatives of the Purchaser all reasonable facilities to inspect records held or retained by the Vendor or its professional advisers (which are not privileged) relating exclusively to the Activity and to make copies of the same or extracts therefrom at the Purchaser's cost and expense. The Purchaser agrees to maintain at the registered office of the Purchaser, and allow the Vendor at its costs and expenses at all reasonable times access to and to take copies of the Records insofar as they relate to the period prior to Completion, for a period of 6 years from Completion.


20.  ASSIGNMENT PROHIBITED

     The benefit of this Agreement may not be assigned by the Vendor without the prior written consent of the Purchaser or by the Purchaser without the prior written consent of the Vendor save that any party may assign the benefit of this Agreement to any Subsidary or Holding company of it or to any other Subsidary of its Holding Company if any assignment does not increase the liability of any party under this Agreement. If at any time thereafter such assignee shall cease to be so connected with such assignor, it shall prior to so ceasing re-assign the benefit of the Agreement to such assignor.


21.  SURVIVAL OF CERTAIN PROVISIONS

     This Agreement shall remain in force and effect after the Completion Date in respect of any matters covenants or conditions which shall not have been done observed or performed prior thereto and all representations warranties obligations of and indemnities given by the parties shall (except for any obligations fully performed) continue in full force and effect notwithstanding Completion, subject to the provisions of the Umbrella Agreement.


22.  GOVERNING LAW

     22.1 This Agreement shall be governed by English Law except for clauses 3, and 12 as well as the transfer of the Transferring Employees and their pension expectancy rights which shall be governed by German law.

     22.2 The parties hereby submit to the non-exclusive jurisdiction of the English Courts.


23.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.


24.  SEVERABILITY

     The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or constructed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties thereto.

25.  NOTICES AND OTHER COMMUNICATIONS

     All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given in accordance with the Umbrella Agreement.


26.  NO THIRD PARTY BENEFITS

     Except as otherwise provided in this Agreement and the Umbrella Agreement, this Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted assigns and no third party shall accrued any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.


27.  MODIFICATION

     The parties to this Agreement may, by mutual written consent executed by the authorised officers of the Purchaser and the Vendor, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.


28.  WAIVER OF PROVISION

     The terms, covenants, indemnities and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition, or the breach of any other provision, term, covenant or indemnity of this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant or indemnity of this Agreement.

     AS WITNESS the hands of the duly authorised representatives of the parties to this Agreement the day and year first above written

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

SCHEDULE 1     -    THE LEASED ASSETS
SCHEDULE 2     -    THE PLANT, MACHINERY AND EQUIPMENT
SCHEDULE 3     -    THE PROPERTY
SCHEDULE 4     -    TRANSFERRING EMPLOYEES
SCHEDULE 5     -    INTELLECTUAL PROPERTY AGREEMENTS
SCHEDULE 6     -    ASSIGNMENT OF DEBTORS
SCHEDULE 7     -    BONDS, GUARANTEES AND INDEMNITIES
SCHEDULE 8     -    MEMORANDA OF UNDERSTANDING
SCHEDULE 9     -    COMPETING ACTIVITIES

SIGNED by /s/ James Zigel
          ------------------
for and on behalf of LUCAS AUTOMATION
& CONTROL ENGINEERING GmbH
in the presence of:- /s/ Mary K. Krigbaum



SIGNED by /s/ James Zigel
          ------------------
for and on behalf of the LUCAS INDUSTRIES PLC
in the presence of:- /s/ Mary K. Krigbaum



SIGNED by /s/ Bruce P. Erdel
          ------------------
for and on behalf of ASSEMBLY TECHNOLOGIE
& AUTOMATION GmbH
in the presence of:- /s/ Rita Deckard